UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2014

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On April 21, 2014, Genco Shipping & Trading Limited (the “Company”) and its subsidiaries other than Baltic Trading Limited and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors plan to continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  Through the Chapter 11 Cases, the Debtors seek to implement a Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (the “Prepack Plan”) for which the Company solicited votes from certain classes of its creditors prior to commencement of the Chapter 11 Cases.

On April 21, 2014, the Company issued a press release relating to the foregoing, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference except for the third paragraph of the press release, which contains quoted remarks.

Item 2.02.	Results of Operations and Financial Condition.

The Company disclosed that, as of February 28, 2014, Debtors had consolidated assets totaling approximately $2,448 billion and consolidated liabilities totaling approximately $1,475 billion.  The consolidated assets amount reflects the “book value” of the Company’s vessels, which is calculated as the cost of purchase less accumulated depreciation over a 25-year useful life prepared in accordance with GAAP.   However, “book value” is significantly higher than the market value of the vessels.  For the twelve months ending February 28, 2014, the Debtors’ consolidated net voyage revenue was approximately $188.5 million.  Net voyage revenues are voyage revenues minus voyage expenses (generally consisting of broker commissions and port, canal and fuel costs unique to a particular voyage, which would otherwise be paid by a charterer under a time charter).   The foregoing financial information is preliminary and unaudited and excludes Baltic Trading and its subsidiaries.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above on April 21, 2014 constituted an event of default with respect to each of the following agreements or instruments:

•	the Credit Agreement, dated as of July 20, 2007 (as amended to date), by and among the Company as borrower, the banks and other financial institutions named therein as lenders, Wilmington Trust, N.A., as successor administrative and collateral agent, and the other parties thereto, relating to approximately $1,055.6 million of principal plus accrued and unpaid interest, fees, costs, and other expenses (the “2007 Credit Agreement”);

•	the Loan Agreement, dated as of August 20, 2010 (as amended to date), by and among the Company as borrower, Genco Aquitane Limited and the other subsidiaries of the Company named therein as guarantors, the banks and financial institutions named therein as lenders, BNP Paribas, Credit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschaft, Skandinaviska Enskilda Banken AB (publ) as mandated lead arrangers, BNP Paribas, Credit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, Skandinaviska Enskilda Banken AB (publ) as swap providers, and Deutsche Bank Luxembourg S.A. as agent for the lenders and the assignee, relating to approximately $175.7 million of principal and accrued and unpaid interest, fees, costs, and other expenses;

•	the Loan Agreement, dated as of August 12, 2010 (as amended to date), by and among the Company as borrower, Genco Ocean Limited and the other subsidiaries of the Company named therein as guarantors, the banks and financial institutions named therein as lenders, and Credit Agricole Corporate and Investment Bank as agent and security trustee, relating to approximately $73.6 million of principal plus accrued and unpaid interest, fees, costs, and other expenses;

•	the Indenture and First Supplemental Indenture relating to $125 million of principal plus accrued and unpaid interest outstanding of the Company’s 5.00% Convertible Senior Notes due August 15, 2015 (the “Indenture”);

•	the outstanding interest rate swap with DnB NOR Bank, relating to a liability position of approximately $6.7 million as of March 31, 2014.

As a result of the filing of the Chapter 11 Cases, all indebtedness outstanding under the 2007 Credit Agreement and the Indenture was accelerated and became due and payable, and indebtedness under the other agreements and instruments described above can be accelerated and become due and payable upon notice to the Company, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company or the other Debtors and the application of the applicable provisions of the Bankruptcy Code.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2014, the Company received notice from the New York Stock Exchange, Inc. (the “NYSE”) that the NYSE had determined that the Company’s common stock should be immediately suspended from trading on the NYSE.  The NYSE indicated that this decision was reached as a result of the filing by the Company and the other Debtors of the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court pursuant to Listed Company Manual Section 802.01D.

The Company intends to inform the NYSE that it does not intend to take any further action to appeal the NYSE’s decision. Therefore, it is expected that the Company’s common stock will be delisted after the completion of the NYSE’s application to the Securities and Exchange Commission to delist the Company’s common stock.  The Company believes that its common stock will commence trading on the over-the-counter market following suspension of trading on the NYSE.

Under the Management Agreement dated as of March 15, 2010 by and between the Company and its subsidiary, Baltic Trading Limited (“Baltic Trading”), as amended to date (the “Management Agreement”) Baltic Trading has the right to terminate the Management Agreement without making a termination payment, among other things, if the Company’s common stock ceases to be traded on the NYSE or any other internationally recognized stock exchange.  As a result of the actions of which the NYSE has given the Company notice, Baltic Trading may therefore have the right so to terminate the Management Agreement, subject to applicable law.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, seeking bankruptcy relief may affect our relationships with, and our ability to negotiate favorable terms with, creditors, customers, charterers, vendors, employees, and other personnel and counterparties, and the failure to maintain any of these important relationships could adversely affect our business, financial condition and results of operations.  Certain sub-charterers and other customers of some of our charterers have recently expressed reluctance to utilize our vessels given the perceived negative consequences of a bankruptcy filing.    As a result, some of our charterers may hesitate to continue doing business with us on historical terms

or at all when our current charters expire.   The Company believes that the Chapter 11 Cases and the expedited confirmation of the Prepack Plan (if so confirmed) will allow the Company to restructure its indebtedness while maintaining its operations in the ordinary course.  However, the Company can provide no assurance that the Prepack Plan will be confirmed on the timetable currently contemplated or at all or that the Company will be successful in allaying the concerns described above.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations and include factors that could cause actual results to differ materially such as:  whether a trading market for the Company’s common stock will exist on the over the counter market; whether Baltic Trading Limited will seek to terminate the Management Agreement; the factors set forth in Exhibit 99.1 hereto; and other factors listed from time to time in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports on Form 8-K.

 Nothing in this Current Report on Form 8-K shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the Prepack Plan or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated April 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: April 21, 2014

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 21, 2014.